Exhibit 3.44

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY SCHWEPPES AMERICAS INVESTMENTS INC. ”, CHANGING ITS NAME FROM “CADBURY SCHWEPPES AMERICAS INVESTMENTS INC. ” TO “DPS AMERICAS BEVERAGES INVESTMENTS, INC. ”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2008, AT 4:12 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4254394 8100	AUTHENTICATION:	6576699

080516164	DATE:	05-08-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 05/07/2008
FILED 04:12 PM 05/07/2008
SRV 080516164 – 4254394 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.
     Cadbury Schweppes Americas Investments Inc., a Delaware corporation (the “Corporation”), hereby certifies that the amendment set forth below to the Corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:
FIRST: Article FIRST is amended to read in its entirety as follows:
     “FIRST: The name of the corporation (hereinafter called the “Corporation”) is DPS Americas Beverages Investments, Inc. The Corporation is being incorporated in connection with the conversion of Cadbury Schweppes Americas Investments LLC to a corporation (the “Conversion”), and is being filed simultaneously with the Certificate of Conversion of Cadbury Schweppes Americas Investments LLC to the Corporation.”
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer, on this 7th day of May, 2008.

CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.

By:	/s/ Arthur Swanson

Name:	Arthur Swanson
Office:	Vice President & Assistant Secretary